                                                                 Exhibit 10.26.2

                               February 11, 2000


PaeTec Corp.
290 Woodcliff Drive
Fairport, New York   14450

     Re:  Lease Amendment/PaeTec Building, 600 WillowBrook Office Park

Gentlemen:

     The purpose of this letter is to amend the Lease Agreement dated July 7, 1999, (the "Lease") between WillowBrook II L.L.C. ("Landlord") and PaeTec Corp. ("Tenant") for space at 600 WillowBrook Office Park, Fairport, New York. I have attached a copy of the facing page of the Lease to this letter.

     The Lease is hereby amended as follows:

     1. Section 1.01 of the Lease is hereby deemed eliminated and is hereby declared null and void and in its place and stead shall be substituted the following:

             Section 1.01  Landlord will construct a development on certain land
             ------------
             which will contain parking areas, common areas and a building, known as Building 600 (the "Building") WillowBrook Office Park (the "Park") containing approximately 98,717 rentable square feet. Landlord shall construct the Building and associated roadways, access road, parking lot (which shall contain 362 parking spaces), common areas, and landscaped areas in a good and workmanlike manner in accordance with the drawings of David Hanlon, Architect, and Charles J. Costich, P.E.; which drawings are attached hereto, labeled in the aggregate Exhibit A, and shall become a part hereof. Tenant, subject to any required governmental or quasi-governmental approvals, not later than the first day of the 15th year of the demised term, by written notice to Landlord, may require Landlord, at Landlord's sole cost and expense, subject to the approvals of any governmental or quasi-governmental board, bureau, or agency having jurisdiction thereof, to build an additional 38 contiguous parking spaces where said spaces are shown on Exhibit A and identified thereon as "Possible Future Parking".

     2. The reference on the bottom of Page 1 of the Lease "**See Rider 1, Paragraph 63" shall be deemed eliminated.

     3. The last sentence of Section 1.02 of the Lease shall be deemed eliminated and of no force or effect.

     4. Section 1.03A of the Lease is hereby deemed eliminated and is hereby declared null and void and in its place and stead shall be substituted the following:

             Section l.03
             ------------

             A. The Demised Premises and the Additional Demised Premises shall, together, include the entire Building and shall be the area bounded by the line established by the exterior face of the exterior wall of the Building (but not the surface thereof), the concrete floor surface, and the lower surface of the next higher floor (or roof); all as depicted on Exhibit A attached hereto and made a part hereof.

     5. Section 1.04 of the Lease is hereby deemed changed so that the reference therein to October 1, 1999, as the date for the commencement of construction shall be deemed changed to March 15, 2000. In the event of the occurance of weather conditions that render the said construction to commence on or before the said date of March 15, 2000, unreasonable, then the said date of March 15, 2000, shall be deemed extended until ten (10) days after said weather conditions change sufficiently to render the commencement of construction reasonable.

     6. Section 2.01 of the Lease is hereby deemed eliminated and is hereby declared null and void and in its place and stead shall be substituted the following:

             Section 2.0l  Tenant covenants to pay an annual rent as follows:
             ------------

             A. Subject to the provisions of subparagraph B below, for the first lease year of the demised term, the sum of $1,296,156.96 ($108,013.08 per month);

             B. For the second lease year of the demised term, the sum of $1,506,973.11 payable in monthly installments as follows:

                 Month of 2nd Lease Year    Monthly Installment
                 -----------------------    -------------------

                 1st Month                  $110,715.85

                 2nd Month                  $113,418.62

                 3rd Month                  $116,121.39

                 4th Month                  $118,824.16

                 5th Month                  $121,526.93

                 6th Month                  $124,229.70

                 7th Month                  $126,932.47

                 8th Month                  $129,635.24

                 9th Month                  $132,338.01

                 10th Month                 $135,040.78

                 11th Month                 $137,743.55

                 12th Month                 $140,446.41

             C. Notwithstanding the foregoing, commencing the latter of (1) the Rent Commencement date or (2) January 1, 2002, the then existing annual rental shall be increased by the sum of
                                                 ---------
                 $136,219.92 ($11,351.66 per month);

             D. For the 3rd lease year through the 10th lease year of the demised term, the sum of $1,821,576.96 payable in monthly installments of $151,498.08.

             E. For the remainder of the demised term, the annual rental of $2,003,025.12 ($166,918.76 per month). See Rider l,
                 Paragraph 57.

             Said rent shall be payable in advance on the first day of each and every calendar month during the term hereof. Rent for any period of less than one (l) month shall equal l/30th of the monthly rental for each day of such period.

         7. Section 7.01 of the Lease is hereby deemed eliminated and is hereby declared null and void and in its place and stead shall be substituted the following:

                 Section 7.01  The Demised Premises shall be furnished with the
                 ------------
                 electrical and heating, ventilating, and air conditioning services referred to in Exhibit C, Paragraphs A6 and A7 and subject to any laws, regulations, or statutes applicable thereto, said services shall be supplied to the Demised Premises twenty-four hours a day, seven days a week, fifty-two weeks a year, and domestic water for a drinking fountain on each of the floors of the Building, appropriate men's and ladies' room on each of the floors of the Building and separate men's' and ladies' shower/changing area attached to and a part of each respective men's' room and ladies' room on the first floor. Landlord shall not be liable for failure to furnish any of the foregoing when such failure is caused by the accidents or conditions beyond the control of Landlord, or by repairs, labor disputes or labor disturbances, of any character, whether resulting from or caused by acts of Landlord or otherwise; nor shall Landlord be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to the furnishing of any of the foregoing, nor shall any such failure relieve Tenant from the duty to pay the full amount of rent herein reserved, or constitute or be construed as a constructive or other eviction of Tenant.

             8. Paragraph 63 of Rider 1 to the Lease is hereby deemed eliminated and is hereby declared null and void.

             9. A. Effective January 1, 2002, the Demised Premises shall be deemed to include the Additional Demised Premises, as shown on Exhibit A, consisting of 7,000 rentable square feet.

                 B. Landlord shall, at its sole cost and expense, complete the Additional Demised Premises as follows ("Additional Landlord's Work"):

                     (1) Interior finish of walls shall be gypsum wallboard taped and finished with two (2) coats flat latex paint with single color throughout ("non-decorator" color to be selected by Tenant);

                     (2) All Floors shall be carpeted with 26 oz. closed loop carpet over felt pad. Color to be chosen by Tenant from Landlord available colors. Matching 4" vinyl base;

                     (3) Ceiling shall be premium 2'x2' tegular tile, lay-in panels in exposed metal tee grid. Ceiling heights to be 9'0".

                     (4) Interior drywall partitioning as requested not later than October 1, 2001, by written notice of Tenant to Landlord.

                              Partitions shall be 2"x 3 5/8" studs 24 o.c. with l/2" gypsum wallboard, both sides, taped and finished. Partitions shall be complete with flush wood, solid core cherry veneer full-height doors (one per room), hollow metal frames (painted to match adjoining walls), trim and Yale or equal polished brass lever-style passage sets. Lock-set at entrances.

                              Full-height l'6" glass sidelites on "interior" offices.

                     (5) Heating and air conditioning - Subject to Article 7 in the main body of this Lease Agreement, Landlord shall provide the following air conditioning and heating of the Tenant space:

                          (a) The Building will be heated and cooled with ceiling-concealed water-source heat pump terminal units.

                          (b) Ventilation air will be introduced through a heat exchanger and ducted to the return air opening of each heat pump unit. Ceiling plenum exhaust will be ducted to the other side of the Heat Exchanger which will preheat or pre-cool the ventilation air depending on the season.

                          (c)  System Design Conditions:

                               (i) Air Conditioning Capacity: Approximately 400 sq. ft. per ton.
                               (ii) Heating Capacity: 72 degrees Fahrenheit with outside conditions at l degree Fahrenheit, 15 MPH wind velocity.
                               (iii) Ventilation:  15 CFM/Person;
                               (iv) Air Diffusion: Constant Volume, average air velocity of between 25 and 50 FPM, measured within the occupied space.
                               (v)   Thermostatically controlled zones to
                                     provide reasonable comfort conditions, not less than 800 sq. ft. per zone.
                               (vi)  Hours of Operation:  24 hours per day,
                                     7 days per week, 52 weeks per year.

                     (6)  Electrical:

                          (a) Subject to any applicable law, statute, ordinance or regulation, Landlord shall provide recessed fluorescent light providing an average of 60 foot candles. Light fixtures to be 2'x4', 3 tube, "deep cell" parabolic fixtures.

                          (b) Outlets - Up to 70 wall-mounted 110 volt 20 amp duplex convenience outlets (non-dedicated). There shall be 12 outlets per circuit.

                     (7) l" Levelor (or equal) tilt-up horizontal metal blinds on all exterior windows. Alabaster in color.

                     (8) All foregoing work shall be in accordance with local building codes and regulations.

                 C. Provided Tenant, not later than October 1, 2001, shall have furnished Landlord with full and complete drawings and specifications which are reasonable and adequate in their substance, content and form to enable Landlord to complete the "Additional Landlord's Work", Landlord agrees to "substantially complete" the Additional Landlord's Work on or before December 15, 2000 (the "Additional Demised Premises Completion Date"). Unless caused by the action or inaction of Tenant, Tenant's employees, agents, contractors or representatives, in which case the Additional Demised Premises Completion Date shall be extended one (1) day for each day of delay so caused, the rental reserved herein shall abate at the rate of two days rent for each day of delay past the Additional Demised Premises Completion Date.


     Except as modified above, all other terms, provisions, and conditions of the Lease shall remain unchanged and are hereby ratified and confirmed.

     If the above reflects your understanding, please sign the enclosed copy of this letter and return it to us as soon as possible.

                                            Cordially yours,

                                            WILLOWBROOK II, L.L.C.


                                            By /s/ Charles N. Mills
                                               -------------------------------
                                                 Charles N. Mills

The above is hereby accepted and approved.

PAETEC CORP.


By  /s/ Arunas A. Chesonis
   -------------------------------
   Arunas A. Chesonis        CEO
   (Name)                  (Title)              Dated: 2/17/00
                                                      --------------------

STATE OF NEW YORK    )
                     )    SS:
COUNTY OF MONROE     )

          On the 18th day of February, 2000, before me, the undersigned, personally appeared CHARLES N. MILLS, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.


                                            /s/ Debra Ann Phegley
                                            --------------------------
                                                   Notary Public

                                            DEBRA ANN PHEGLEY
                                            Notary Public, State of New York
                                                Monroe County
                                            Commission Expires Jan. 31, 2002


STATE OF NEW YORK     )
                      )  SS:
COUNTY OF MONROE      )

          On the 17th day of February, 2000, before me, the undersgined, personally appeared Arunas A. Chesonis personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowleded to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the indivudual(s) acted, executed the instrument.



                                            /s/ Karen F. Ferrini
                                            --------------------------
                                                   Notary Public

                                            Karen F. Ferrini
                                            Notary Public, State of New York
                                                No. 4765553
                                            Qualified in Monroe County
                                            Commission Expires Nov. 30, 2000